EXHIBIT 21
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SUBSIDIARIES OF THE REGISTRANT


1.     Westbank - Massachusetts

       a.     PWB&T, Inc. - Massachusetts

       b.     Park West Securities Corporation - Massachusetts

       c.     New London Trust Financial Services Corporation - New Hampshire

2.     Westbank Capital Trust II - Delaware
       225 Park Avenue
       West Springfield, MA 01089

3.     Westbank Capital Trust III - Delaware
       225 Park Avenue
       West Springfield, MA 01089